                                 AMENDED AND RESTATED

                                   PROMISSORY NOTE

$1,250,000.00                  January 31, 1994         Seattle, Washington

    FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of SEATTLE-FIRST NATIONAL BANK, a national banking association, at its principal office in the City of Seattle, Washington or at such other place or places as any holder hereof may in writing designate, the sum of One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00) in lawful money of the United States, together with interest thereon in like lawful money from the date of disbursement until paid at the rate of seven and one-eighth percent (7.125%) per annum, and after maturity, or after default, at the rate of four percent (4%) per annum above the interest rate otherwise in effect hereunder, interest payable monthly as it accrues, both principal and interest to be payable in monthly installments of Nine Thousand Seven Hundred Eighty-Five And 25/100 Dollars ($9,785.25) one such payment of principal and interest to become due on the first day of each month hereafter commencing with March 1, 1994, and continuing until the principal and interest are fully paid except that the final payment of principal and interest shall be due and payable March 1, 2001. Each such installment shall be applied first to interest to the due date of such installment, balance to principal, except that if any late charge is not paid and/or any advance made by the holder hereof under the terms of any instrument securing this Note is not repaid, any monies received, at the option of the holder, may first be applied to pay such late charge and/or advances plus interest thereon, and the balance shall be applied on account of any installment due. Interest shall be calculated using a 30-day month and a 360-day year.

    The undersigned may elect a variable interest rate or a fixed interest rate at closing of the loan. SECTIONS 1-4 shall apply (1) unless a fixed interest rate is elected by the undersigned either at closing or pursuant to SECTION 5 herein and (2) until interest commences to accrue at the fixed rate. Thereafter, SECTIONS 1-4 herein shall be void and of no further effect.

1.  INTEREST

         (a) CHANGES IN INTEREST OWED; INTEREST CHANGE DATE. The interest rate will change five (5) months after the first payment date and every sixth month thereafter ("Interest Change Date").

         (b) INDEX; CURRENT INDEX. Changes in the interest rate will be based on changes in the 180-day LIBOR as defined in PARAGRAPH 4 below ("Index"). If the Index is no longer available, the holder will choose a new index based upon comparable information and give the undersigned notice of this choice. The most recently available Index figure 15 Business Days (defined below) before each Interest Change Date is the "Current Index."

    (c) CALCULATION OF INTEREST RATE. Before each Interest Change Date, the holder will calculate the interest rate by adding Two and 75/100 percent (2.75%) to the Current Index, rounded to the next highest one-eighth of one percent (0.125%), which will be the new interest rate until the next Interest Change Date.

2.  PAYMENTS

    The holder will change the monthly payment after each Interest Change Date (every six months) to an amount sufficient to repay the unpaid principal balance in full at the then current interest rate in substantially equal payments over the balance of the original twenty-year amortization schedule. Until the payment is again changed, the undersigned shall pay the new monthly payment each month beginning on the first monthly payment due date after the Interest Change Date.

3.  NOTICE OF CHANGES
    The holder will mail or deliver to the undersigned a notice of any changes in the monthly payment before the first payment due date after the Interest Change Date.

4.  LIBOR
         (a) The "Index" is the London Interbank Offer rate ("LlBOR"), adjusted at the holder's option for statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any. It is the average of the rates of interest, on a per annum basis, at which deposits in United States dollars having a term of 180 days are offered by major banks in immediately available funds to prime banks in the London Interbank market at 11:00 A.M. (London time) on the day which is fifteen (15) Business Days prior to the applicable Interest Change Date. This rate is reported on Telerate, a national and international medium which provides interest rate quotations daily, as quoted by the British Bankers Association as Interest Settlement Rates on page 3750 (or such other page as may replace it). Such interest rate quotation, as provided by Telerate, shall be deemed conclusive and final with respect to LIBOR determinations for so long as Telerate continues to make such interest rate reports. If Telerate or the British Bankers Association report is no longer available for 180-day maturities, a comparable publication or report containing such information will be used. If there is no such publication or comparable publication containing such information, 180-day LIBOR shall be the average rate (rounded if necessary to the nearest one-thousandth of a percent) at which dollar deposits having a maturity of 180 days are offered by at least two major banks in an interbank market where Eurodollars are being traded, to prime banks in immediately available funds on the LIBOR determination date described above or as soon thereafter as such offer quotes can be obtained.

         (b) "Business Day" shall mean a day on which commercial banks are generally open for business in Seattle, Washington and London, England.

         (c) The amount of adjustment for reserves, deposit insurance, regulatory capital, taxes and assessments may change on any Interest Change Date depending on such charges being assessed against holder at that time. Such charges may change due to various factors, including but not limited to changes in the requirements for reserves and capital adequacy promulgated by the Federal Reserve System of the United States and/or other state and federal regulatory agencies, statutory changes affecting holder and/or imposition of taxes, FDIC fees and/or assessments. Each determination of an adjustment amount shall be made by the holder in its sole and absolute discretion and shall be conclusive and binding upon maker and shall be determined without benefit of or credit for prorations, exceptions or offsets that may be available to the holder from time to time.

5.  INTEREST RATE CONVERSION OPTION

    If the undersigned is in compliance with all terms and conditions of the loan documents executed in connection with this Note, interest on the whole principal may, at the undersigned's option, upon 24 hours notice to the holder hereof, be converted from the adjustable rate basis as provided above to a fixed rate in accordance with the following provisions, PROVIDED, HOWEVER, that the undersigned's option to fix the rate is subject to the availability to the holder hereof of matchfunding opportunities for an equivalent time period. This option to fix the rate of interest under this Note may be elected at any one or more times during the term of this loan provided that any fixed rate period must either (a) extend to the maturity date of this Note, or (b) be for a period of one (1) year or any integer multiple thereof and PROVIDED FURTHER, that no fixed rate period may extend beyond the maturity date of this Note.

         Said fixed interest rate shall be Seattle-First National Bank's reserve-adjusted "Fixed Rate Index" as quoted by Seattle-First National Bank on the date the funds are converted for the period for which the rate is being fixed and the remainder of the original amortization schedule, rounded upward to the next highest one-eighth of one percent (0.125%) plus Two and 75/100 percent (2.75%) per annum. The Fixed Rate

Index will be adjusted at the holder's option to reflect the holder's cost of statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, as set forth in PARAGRAPH 4(C) herein.

    The funds will be converted to the fixed rate on the date the holder receives the undersigned's written notice exercising the fixed rate option, PROVIDED that the notice is received before 12 noon Seattle time and that the fee in connection therewith has been received by holder.

    Should the undersigned elect to fix the interest rate, the monthly payment will be recalculated at the beginning of the fixed rate period using the fixed rate and an amortization term that will amortize the loan over the remainder of the original amortization schedule. Upon expiration of any fixed rate period, the interest rate will automatically revert to the adjustable rate set forth above for the remainder of the term unless the undersigned elects in writing to repeat the process and reset the fixed rate in accordance with the above.

6.  PREPAYMENT

    Prior to the undersigned's exercise of the fixed interest rate conversion option under PARAGRAPH 5 above, the undersigned may prepay principal, in whole or in part, without prepayment fee, at any time. Any partial prepayments shall not reduce nor postpone regular monthly installment payments.

    In the event the interest rate on the loan is converted to a fixed rate, the undersigned may not prepay a portion of the principal but may prepay the whole outstanding principal, PROVIDED, HOWEVER, that a prepayment fee is paid as set forth below. This prepayment fee shall be payable whether such prepayment is by voluntary prepayment, operation of law, acceleration or otherwise.

         (a)  PREPAYMENT FEES

    The amount of the prepayment fee depends on the following:

              (1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and the time the loan was converted to a fixed rate.

              (2)  The amount of principal prepaid.

              (3) A prepayment fee factor (see "Prepayment Fee Factor Schedule" below).

              (b)  DEFINITION OF REFERENCE RATE

    The "Reference Rate" used to represent interest rate levels shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Reference Rate" shall be the Reference Rate assigned to the loan by the holder at the time the loan was converted to a fixed rate. The "Final Reference Rate" shall be the Reference Rate at the time of prepayment.

    The Reference Rate shall be interpolated from the Federal Reserve Statistical Release (Publication H.15) as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was converted to a fixed rate (Initial Reference
Rate) or the day of prepayment (Final Reference Rate).

              (c)  CALCULATION OF PREPAYMENT FEE

                   (1) If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

                   (2) If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of this loan being prepaid.

                        EXAMPLE OF PREPAYMENT FEE CALCULATION:

    An amortizing loan with remaining principal of $250,000.00 is fully prepaid with 24 months remaining until maturity. An Initial Reference Rate of 9.000% was assigned to the loan at the time the loan was converted to a fixed rate. The Final Reference Rate (as determined by current 24 month U.S. Treasury rate on Page 119 of Telerate) is 7.500%. Rates therefore have dropped 1.500% since the loan was converted to a fixed rate and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below, and the prepayment fee is computed as follows:

              Prepayment Fee = (0.09 - 0.075) x (1.3) x ($250,000.00) =
              $4,875.00

              (d)  PREPAYMENT FEE FACTOR SCHEDULE

TABLE 1 - FULLY AMORTIZING LOANS

Months Remaining to Maturity(*)

0   3    6    9    12   24   36   48   60   84   120  240  360
---------------------------------------------------------------
0   .21  .36  .52  .67  1.3  1.9  2.5  3.1  4.8  5.9  10.3 13.1

TABLE 2 - PARTIALLY AMORTIZING (BALLOON) LOANS

Months Remaining to Maturity(*)
0   3    6    9    12   24   36   48   60   84   120  240  360
---------------------------------------------------------------
0   .26  .49  .71  .94  1.8  2.7  3.4  4.2  5.6  7.4  11.6 14.0

(*) If the remaining fixed rate period is between any two time periods shown in the above schedules, interpolate between the corresponding factors to the closest month.

    The holder of this Note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above. Maker agrees that this prepayment fee is the bargained-for consideration to the holder for permitting prepayment and the above is not a liquidated damages provision. This prepayment fee provision is to be interpreted in a manner that would make it enforceable to the fullest extent permitted by law, with any portion of the fee that is unenforceable being stricken or otherwise changed to cause the fee, as revised, to be enforced.

7.  LATE CHARGE

    If any payment is not received by the holder on or before fifteen (15) days after it is due, the holder, at its option, may assess a late charge equal to four percent (4%) of each dollar not timely paid. If the payment is not made on or before the fifteenth (15th) day of the first month following the month in which it is due, an additional four percent (4%) will be charged. An additional four percent (4%) will be charged for each successive month the payment remains fifteen (15) days past due. This late charge shall apply individually to all payments past due and there will be no daily PRO RATA adjustment. Such late charge shall be due and payable on demand, and the holder, at its option, may
(a) refuse any late payment or any subsequent payment unless accompanied by such late charge, (b) add such late charge to the principal balance of this Note, (c) pay any late charge with advances from the loan proceeds, or (d) treat the failure to pay such late charge as demanded as a default hereunder. If such late charge is added to the principal balance of this Note, it shall bear interest at the default rate.

8.  DEFAULT

    Borrower will be in default if any of the following happens:

         (a)  Borrower fails to make any payment when due.

         (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender.

         (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect.

         (d) Any partner dies or any of the partners or Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.

         (e) Any creditor tries to take any of Borrower's property on or in which lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.

         (f) Any of the events described in this Default section occurs with respect to any guarantor of this Note.

         (g)  Lender in good faith deems itself insecure.

         (h) The filing of a voluntary or involuntary petition in bankruptcy by Shurgard Incorporated or the discontinuance of property management services by Shurgard Incorporated or Shurgard Storage Centers, Inc.

         (i) The breach by Borrower of any one of the following negative financial covenants:

              (1) Borrower shall not permit or allow the ratio of (x) annual income minus the operating expenses of the Property (each calculated in accordance with generally accepted accounting principles) ("Net Income") plus depreciation, amortization and other noncash expenses for such period to (y) principal and interest payments on the loan for each fiscal year to be less than 3.0:1.0.

              (2) Borrower shall not permit or create any lien or encumbrance on any of its assets other than liens or encumbrances of the type permitted under the Deed of Trust nor incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any debt of Borrower other than debt currently due by Borrower at the time of closing of the Loan or incurred in the ordinary course of its business.

              (3) Total partnership debt repayments plus partnership distributions shall not exceed Net Income plus depreciation and amortization for any fiscal quarter.

              (4) Borrower will not at any time permit the net worth of Borrower to be less than the amount as of December 31, 1993, less depreciation and amortization occurring thereafter.

              (5) Borrower agrees that at all times the loan to value ratio of the property secured by this Deed of Trust shall never exceed fifty percent (50%) if at any time Lender determines in its reasonable discretion that the loan to value ratio exceeds fifth percent (50%), Borrower shall immediately pledge additional real estate collateral to Lender or prepay the loan to lower the ratio to fifty percent (50%).

              (6) Borrower shall at all times maintain a ratio of Indebtedness, as defined in the Deed of Trust, to tangible net worth of no more than 0.5:1.0.

9.  GENERAL PROVISIONS

         (a) In the event the undersigned does not pay interest when due, the holder, at its option, may (a) charge interest on said interest at the same rate as on principal; (b) add said interest to the principal balance where it will become a part thereof, and bear interest at the same rate as the principal; or
(c) pay said interest with advances of the loan proceeds which advances shall likewise bear interest at the same rate as the principal.

         (b) If default be made in compliance with the provisions of any instrument securing this Note or in the payment of any installment when due under this Note, then, or at any time thereafter, at the option of the legal holder of this Note, the whole of the principal sum then remaining unpaid, together with all interest accrued thereon, shall become immediately due and payable without notice, and any lien given to secure its payment may be foreclosed. Such acceleration of the debt shall be deemed to be a prepayment, and the undersigned shall also pay to the holder, in addition to such amounts, an amount equal to the prepayment fee which would otherwise have been payable as hereinbefore provided and the undersigned exercised the privilege to prepay this
Note in full. Failure of the holder to exercise this acceleration option, or any other right the holder may, in such event, be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default. If this Note is placed in the hands of an attorney for collection or is collected through any court of competent jurisdiction (including the Bankruptcy Court) or through other legal proceedings, the undersigned promise to pay the reasonable attorneys' fees of holder including allocated costs of in-house counsel, and all other costs and expenses incurred by holder in connection with such collection, whether or not suit is commenced and whether incurred at trial or any appeal therefrom, and any costs, expenses or losses related to the fixed rate.

         (c) The undersigned and all endorsers and all persons liable or to become liable on this Note waive demand, protest and notice of demand, protest and nonpayment and consent to any and all renewals and extensions in the time of payment hereof and further agree that at any time the terms of payment hereof may be modified or security released by agreement between the holder hereof and any owner of the premises affected by the instrument securing this Note without affecting the liability of any party to this Note or of any person liable or to become liable with respect to any indebtedness evidenced hereby.

         (d) In any action or proceeding to recover any sum herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted. All of the covenants, provisions and conditions herein contained are made on behalf of, and shall apply to and bind the respective heirs, devisees, personal representatives, successors and assigns of the parties hereto, jointly and severally. Each and every party signing or endorsing this Note binds himself as principal and not as surety.

         (e) The obligation evidenced by this Note is exclusively for commercial or business purposes.

         (f) The undersigned consents to the nonexclusive personal jurisdiction of the courts of the state where the real property is located and the federal courts located therein in any action relating to or arising out of the enforcement or interpretation of this Note. The undersigned further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

         (g) At the time this loan is closed, the undersigned agrees that the interest rate and the amount of the monthly payment will be inserted above by the holder of this Note.

              [ ] If this box is checked, the holder is authorized to deduct the payment(s) on this Note and any other sums secured by the Deed of Trust securing this Note on the fifth day of each month from Seafirst Deposit Account No. ________________ or such other Seafirst Deposit Account as may be authorized in the future.

              [ ] If this box is checked, the holder is authorized to deposit the advance(s) on this loan, subject to the terms of the loan documents, to Seafirst Deposit Account No. ________________.

10. CONDITIONS

    This AMENDED AND RESTATED NOTE (the "Note") amends and restates that certain promissory note in the maximum principal amount of $1,250,000.00 dated as of October 1, 1993, executed by Borrower in favor of Lender, as amended by that certain Loan Modification Agreement dated as of November 24, 1993, by and between Lender and Borrower. This Note shall become effective on the date that all of the following conditions precedent shall have been satisfied by Borrower or waived in writing by Lender (the "Effective Date"):

         (a) Borrower shall have paid to Lender a Commitment Fee of $12,500.00 and shall have reimbursed Lender for all expenses incurred in connection with the negotiation and drafting of this Note including but not limited to legal fees, appraisal fees, title insurance premiums and recording fees.

         (b) Borrower shall have executed and delivered to Lender (1) this Note, (2) an Amendment to Deed of Trust in the form of Exhibit A to this Note,
(3) partnership resolutions in form and substance satisfactory to Lender authorizing Borrower to enter into and perform under this Note, (4) a Certificate and Indemnity Agreement Regarding Compliance with Building Laws, (5) a Certificate and Indemnity Agreement Regarding Hazardous Substances, (6) a UCC-1 Financing Statement, and (7) a letter in form and substance satisfactory to Lender regarding compliance with Americans With Disabilities Act.

         (c) Lender shall have received endorsements (or irrevocable commitments to issue endorsements) in form and substance satisfactory to Lender from Chicago Title Insurance Company to that certain title insurance policy (the "Policy") dated as of October 12, 1993 (Policy No. 654692-4) (i) insuring that nothing contained herein or in the Amendment to Deed of Trust impairs the lien or priority of the Deed of Trust, and (ii) insuring that Special Exception Number 9 and Special Exception Number 11 have been deleted from the Policy.

         (d) Lender shall have received evidence satisfactory to Lender that all insurance required by the Deed of Trust is in effect.

11. REPRESENTATIONS AND WARRANTIES

    Borrower hereby represents and warrants as follows:

         (a) The making and performance of this Note is within the Borrower's partnership powers, has been duly authorized by all necessary partnership action, has received all necessary governmental approvals, and does not contravene any law or any contractual restriction binding on the Borrower or its partners.

         (b) This Note constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms.

         (c) Each of the representations and warranties contained in this Note or any related document is true and correct in each case as if made on and as of the Effective Date of this Note, and Borrower expressly agrees that it shall be an additional event constituting an Event of Default under the Deed of Trust if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

         (d) No Event of Default and no event which, with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing or will have occurred as a result of the execution of this Note.

12. SECURITY

    This Note is secured by that certain Deed of Trust dated October 1, 1993, executed by Borrower in favor of RAINIER CREDIT COMPANY for the benefit of Lender, recorded under Recording No. 93-0689321, in the real property records of Orange County, State of California, on October 12, 1993.

13. CONCERNING ORAL AGREEMENTS

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

14. NO FURTHER AMENDMENT

Except as expressly modified hereby, the Note and all other documents executed in connection therewith shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

Executed as of the date first above written.

BORROWER:               IDS/SHURGARD INCOME GROWTH
                        PARTNERS L.P. II,
                        a Washington limited partnership

                        By: SHURGARD ASSOCIATES LP II, a Washington limited partnership, its sole general partner

                        By:  CHARLES K. BARBO
                             -------------------------------------------
                             Charles K. Barbo
                             Its general partner



                        By:  ARTHUR W. BUERK
                             -------------------------------------------
                             Arthur W. Buerk
                             Its general partner


                        By:  SHURGARD GENERAL PARTNER,
                             INC., a Washington corporation, its
                             general partner

                        By   CHARLES K. BARBO
                             -------------------------------------------
                             Charles K. Barbo
                             Its Chairman